UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FRANK’S INTERNATIONAL N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 20, 2016.

FRANK’S INTERNATIONAL N.V. FRANK’S INTERNATIONAL N.V. MASTENMAKERSWEG 1 1786 PB DEN HELDER, THE NETHERLANDS

Meeting Information

Meeting Type:            Annual Meeting

For holders as of:       April 22, 2016

Date:    May 20, 2016            Time:    2:00 PM CET

Location:    Hotel Sofitel Legend the Grand Amsterdam

 Oudezijds Voorburgwal 197

 1012 EX Amsterdam, The Netherlands

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials are available at www.proxydocs.com/fi. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy (as instructed on the reverse side) on or before May 6, 2016 to facilitate timely delivery.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT INCLUDING FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxydocs.com/fi.

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If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                    1) BY INTERNET:        www.proxydocs.com/fi

                    2) BY TELEPHONE:    1-800-579-1639

                    3) BY E-MAIL*:           sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

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— How To Vote — Please Choose One of the Following Voting Methods

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Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Supervisory Directors and Board of Managing Directors recommend that you vote FOR all of the nominees:

5.    To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2015;

6.    To discharge the members of the Company's Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2015;

7.    To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2016;

8.    To ratify the appointment of PricewaterhouseCoopers LLP as our international independent registered public accounting firm for the fiscal year ending December 31, 2016;

9.    To ratify and approve the remuneration of the members of the Supervisory Board granted for the period during 2016 until the date of the 2016 annual meeting, and to approve the remuneration of the members of the Supervisory Board for the period from the 2016 annual meeting up to and including the annual meeting in 2017;

10. To authorize the Company’s Management Board to repurchase shares up to the maximum number allowed by law, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2016 annual meeting; and

11. To appoint the Company’s Management Board for an indefinite period of time as the corporate body to resolve to dispose any shares held by the Company in its own capital.

NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby.

1.    Election of Directors

Nominees:

1a.   William B. Berry

1b.   Sheldon R. Erikson

1c.   Michael C. Kearney

1d.   Gary P. Luquette

1e.   Michael E. McMahon

1f.    D. Keith Mosing

1g.   Kirkland D. Mosing

1h.   S. Brent Mosing

1i.    Alexander Vriesendorp

The Board of Supervisory Directors and the Board of Managing Directors recommend you vote FOR the following proposals and FOR 3 years on proposal 3:

2.    Advisory vote to approve executive officer compensation (“say-on-pay”);

3.    Advisory vote on the frequency of say-on-pay votes;

4.    To adopt the Company’s annual accounts for the fiscal year ended December 31, 2015 and authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language;